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                                                                    EXHIBIT 23.5


                     CONSENT OF J.P. MORGAN SECURITIES INC.


        We hereby consent to (i) the use of our opinion letter dated October 26, 2001 to the Board of Directors of NetGenesis Corp. (the "Company") included in Annex B to the Proxy Statement/Prospectus of the Company included in the Registration Statement on Form S-4 filed with the Securities and Exchange Commission by SPSS Inc. ("SPSS") on November 13, 2001 relating to the proposed merger transaction involving the Company and SPSS, and (ii) the references to such opinion in such Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                                 J.P. MORGAN SECURITIES INC.


                                                 By:  /s/ TODD MARIN
                                                      ----------------------
                                                      Name:  Todd Marin
                                                      Title: Managing Director


November 12, 2001